POWER OF ATTORNEY
(Section 16)

 KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Joshua R. Floum, Thomas A. M'Guinness, Ariela St. Pierre, Jenny Kim  and Pamela
C. Lillquist, of Visa Inc., a Delaware corporation (the "Company"), signing individually, the undersigned's true and lawful attorney in fact to:  prepare and execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC"), a Form ID or any successor form, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; and prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as Director of the
Company, Forms 3, 4 and 5 and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, and any amendments thereto, and cause such form(s) to be filed with the
United States Securities and Exchange Commission pursuant to Section 16(a) of the
Securities Act of 1934, relating to the undersigned's ownership, disposition or acquisition of securities in the Company.  The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act as requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact, or any such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.
       This Power of Attorney shall remain in full force and effect until the earliest of:  (1) the undersigned is no longer required to file Forms 3, 4 and 5 or any successor form with respect to the undersigned's holdings of, and transactions in, securities issued by the Company; (2)
this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; or (3) as to a specific attorney-in-fact, employment of such attorney-in-fact with the company is terminated.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of October 2010.
 By: /s/ Francisco Javier Fernandez-Carbajal
 Name: Francisco Javier Fernandez-Carbajal
 Title: Director